  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2021

RECRUITER.COM GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

100 Waugh Dr. Suite 300
Houston, Texas 77007
(Address of principal executive offices, including zip code)

(855) 931-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2021, Recruiter.com Group Inc., (the “Company”) held its 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). Only stockholders of record as of the close of business on April 13, 2021 (“Record Date”), were entitled to vote at the 2021 Annual Meeting.

As of the Record Date, 7,425,185 shares of common stock (“Common Stock”) were outstanding and entitled to vote, Series D Convertible Preferred Stock (“Series D Preferred Stock”) that equaled 4,529,971 votes, Series E Convertible Preferred Stock (“Series E Preferred Stock”) that equaled 4,812,677 votes, and Series F Convertible Preferred Stock (“Series F Preferred Stock”, and together with the Series D Preferred Stock and Series E Preferred Stock, the “Preferred Stock”) that equaled 585,600 votes, were entitled to vote at the 2021 Annual Meeting.

Each share of the Company’s Common Stock represented one vote that could be voted on each matter that came before the 2021 Annual Meeting. The holders of Preferred Stock were entitled to vote on all matters submitted to stockholders of the Company and were entitled to the number of votes for each share of Preferred Stock owned as of the Record Date equal to the number of shares of Common Stock such shares of Preferred Stock were convertible into at such time, subject to the limitation on the beneficial ownership set forth in the certificates of designation of the preferred stock of 4.99% or 9.99%, to the extent the 4.99% limitation has been waived by the holder.

At the 2021 Annual Meeting, 3,610,306 shares of Common Stock, 4,257,158 votes of Series D Preferred Stock, 4,347,451.50 votes of Series E Preferred Stock, and 445,295.88 votes of Series F Preferred Stock of the Company were represented and voted, in person or by proxy, constituting a quorum for the 2021 Annual Meeting (the 12,660,211 votes represented equaled approximately 73% of the outstanding voting stock).

The following three proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 21, 2021, were before the meeting, and they received the following votes:

Proposal 1: Election of Eight Directors to Serve until the 2022 Annual Meeting. Each nominee was elected by the Company's stockholders, as recommended by the Company's board of directors:

Nominee	For	Withheld
Evan Sohn	12,684,238.50	3
Miles Jennings	12,684,238.50	3
Deborah Leff	12,684,238.50	3
Wallace D. Ruiz	12,684,238.50	3
Timothy O’Rourke	12,684,238.50	3
Douglas Roth	12,684,238.50	3
Robert Heath	12,684,238.50	3
Steve Pemberton	12,684,238.50	3

Proposal 2: Ratification of the appointment of Salberg & Company, P.A. as the Company’s Independent Registered Public Accounting Firm for the 2021 Fiscal Year. The stockholders ratified the appointment of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, as recommended by the Company's board of directors.

For	Against	Abstentions
12,585,375.50	3	98,863.00

Proposal 3: Approval of amendment to the Recruiter.com Group, Inc. 2017 Equity Incentive Plan to increase the number of authorized shares under the plan. The stockholders approved an amendment to the Recruiter.com Group, Inc. 2017 Equity Incentive Plan to increase the number of authorized shares under the plan, as recommended by the Company's board of directors.

For	Against	Abstentions
12,567,991.50	33,011.00	83,239.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECRUITER.COM GROUP, INC.

Dated: June 21, 2021	By:	/s/ Evan Sohn
Evan Sohn
Chief Executive Officer